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As filed with the Securities and Exchange Commission on July 15, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RealD Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3663, 3861, 6794 (Primary Standard Industrial Classification Code Number)	77-0620426 (I.R.S. Employer Identification Number)

100 N. Crescent Drive, Suite 120
Beverly Hills, California 90210
(310) 385-4000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael V. Lewis
Chief Executive Officer
RealD Inc.
100 N. Crescent Drive, Suite 120
Beverly Hills, California 90210
(310) 385-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
C. Thomas Hopkins, Esq. Linda Michaelson, Esq. Louis P. A. Lehot, Esq. Sheppard, Mullin, Richter & Hampton LLP 1901 Avenue of the Stars, Suite 1600 Los Angeles, California 90067 (310) 228-3700
Andrew A. Skarupa
Chief Financial Officer and
Chief Operating Officer
Craig Gatarz, Esq.
Executive Vice President
and General Counsel
RealD Inc.
100 N. Crescent Drive, Suite 120
Beverly Hills, California 90210
	(310) 385-4000	Steven B. Stokdyk, Esq. Latham & Watkins LLP 355 South Grand Avenue Los Angeles, California 90071 (213) 485-1234

Approximate date of commencement of proposed sale to public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-165988

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock, par value $0.0001 per share	$30,000,000	$2,139

(1)
Based on the public offering price.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

 Explanatory note and incorporation of
certain information by reference

This registration statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share, of RealD Inc., a Delaware corporation (the "Company"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the Company's independent registered public accounting firm. This registration statement relates to the Company's registration statement on Form S-1, as amended (File No. 333-165988), initially filed by the Company on April 9, 2010 and declared effective by the Securities and Exchange Commission (the "Commission") on July 15, 2010. The Company is filing this registration statement for the sole purpose of increasing the proposed maximum aggregate offering price from the $200,000,000 registered in the original registration statement by $30,000,000. Pursuant to Rule 462(b), the contents of the registration statement on Form S-1, as amended (File No. 333-165988), including the exhibits and the power of attorney thereto, are incorporated by reference into this registration statement.

Undertaking

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Commission's account at U.S. Bank as soon as practicable (but no later than the close of business on July 16, 2010); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours no later than July 16, 2010.

 Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on July 15, 2010.

RealD Inc.
By:	*
Michael V. Lewis Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Michael V. Lewis	Chief Executive Officer and Director (Principal Executive Officer)	July 15, 2010
* Andrew A. Skarupa	Chief Operating Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 15, 2010
* Joshua Greer	President and Director	July 15, 2010
* Stephen Bellotti	Director	July 15, 2010
* Stephen Royer	Director	July 15, 2010
* P. Gordon Hodge	Director	July 15, 2010
* William M. Budinger	Director	July 15, 2010
* Andrew Howard	Director	July 15, 2010

*By:	/s/ CRAIG GATARZ Craig Gatarz Attorney-in-fact

 Exhibit index

Exhibit no.	Description of exhibit
5.1	Form of Opinion of Sheppard, Mullin, Richter & Hampton LLP.
23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.
24.1	Power of Attorney (incorporated by reference to the signature page included with the Registration Statement on Form S-1 of the Registrant, File No. 333-165988).

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Explanatory note and incorporation of certain information by reference
Undertaking
Signatures
Exhibit index